MILLIMAN VARIABLE INSURANCE TRUST 485BPOS

EX-28.g.i.1

FIRST AMENDMENT TO THE

CUSTODY AGREEMENT

THIS Amendment is made and entered into as of the last day written on the signature page, to the Custody Agreement, dated as of September 23, 2021 (the “Agreement”) by and between Millliman Variable Insurance Trust, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the agreement to update the list of funds; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on the following page

IN WITNESS WHEREOF, the parties hereto have caused this First Agreement to be executed by a duly authorized officer on one or more counterparts as of the date written above.

MILLIMAN VARIABLE INSURANCE TRUST

By:	/s/Adam Schenck

Name:	Adam Schenck

Title:	Trustee

Date:	February 9, 2022

U.S. BANK NATIONAL ASSOCIATION

By:	/s/Anita Zagrodnik

Name:	Anita Zagrodnik

Title:	Senior Vice President

Date:	2/10/2022

EXHIBIT A

to the Custody Agreement

Separate Series of Milliman Variable Insurance Trust

Name of Series

Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Apr

Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Aug

Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Feb

Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jan

Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jul

Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Jun

Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Mar

Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - May

Milliman 1-Year Buffered S&P 500 & NASDAQ with Stacker Cap Outcome Fund - Apr

Milliman 1-Year Buffered S&P 500 & NASDAQ with Stacker Cap Outcome Fund - Aug

Milliman 1-Year Buffered S&P 500 & NASDAQ with Stacker Cap Outcome Fund - Feb

Milliman 1-Year Buffered S&P 500 & NASDAQ with Stacker Cap Outcome Fund - Jan

Milliman 1-Year Buffered S&P 500 & NASDAQ with Stacker Cap Outcome Fund - Jul

Milliman 1-Year Buffered S&P 500 & NASDAQ with Stacker Cap Outcome Fund - Jun

Milliman 1-Year Buffered S&P 500 & NASDAQ with Stacker Cap Outcome Fund - Mar

Milliman 1-Year Buffered S&P 500 & NASDAQ with Stacker Cap Outcome Fund - May

Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Apr

Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Aug

Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Feb

Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jan

Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jul

Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Jun

Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Mar

Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - May

Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Apr

Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Aug

Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Feb

Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jan

Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jul

Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jun

Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Mar

Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - May

Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Apr

Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Aug

Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Feb

Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jan

Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jul

Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jun

Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Mar

Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - May

Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Apr/Oct

Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Feb/Aug

Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jan/Jul

Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jun/Dec

Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Mar/Sep

Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - May/Nov

Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Apr/Oct

Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Feb/Aug

Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jan/Jul

Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jun/Dec

Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Mar/Sep

Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - May/Nov

Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Apr (I)

Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jan (I)

Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jul (I)

Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Apr (I)

Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jan (I)

Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Jul (I)

Milliman Money Market Fund

4